As filed with the Securities and Exchange Commission on November 21, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2624428
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070
(212) 270-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Anthony J. Horan
Corporate Secretary
JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017-2070
(212) 270-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Maripat Alpuche	Neila B. Radin, Esq.	Sarah E. Beshar
Simpson Thacher & Bartlett LLP	Senior Vice President and Associate	Davis Polk & Wardwell
425 Lexington Avenue	General Counsel	450 Lexington Avenue
New York, New York 10017	JPMorgan Chase & Co.	New York, New York 10017
(212) 455-2000	270 Park Avenue	(212) 450-4000
New York, New York 10017-2070
(212) 270-6000

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |X|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer |X|	Accelerated filer |_|
Non-accelerated filer (Do not check if a smaller reporting company) |_|	Smaller reporting company |_|

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Debt securities, warrants (4), units (5) and purchase contracts	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II (E).

(2)	Such indeterminable number or amount of debt securities, warrants, units and purchase contracts is being registered as may from time to time be issued at indeterminable prices. This Registration Statement also includes such indeterminable amount of debt securities as may be issued from time to time upon exercise of warrants being registered hereunder. This Registration Statement also relates to offers and sales of debt securities, warrants, units and purchase contracts in connection with market-making transactions by and through affiliates of the registrant, including J.P. Morgan Securities Inc.

(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r), except for $254,339.33 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement on Form S-3 (No. 333-130051) filed by the Registrant on December 1, 2005 (the “Prior Registration Statement”), and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement. The Prior Registration Statement is terminated but remains in effect solely for the purposes of market-making transactions with respect to securities registered and issued under the Prior Registration Statement.

(4)	Warrants may be issued together in units with any purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property. Warrants may entitle the holder (A) to purchase debt securities registered hereby, (B) to receive cash determined by reference to an index or indices, (C) to receive cash determined by reference to currencies, (D) to receive cash determined by reference to interest rates, (E) to receive cash determined by reference to commodities, or (F) (i) to purchase or sell securities of an entity other than the Registrant, a basket of such securities or commodities, or (ii) to receive cash determined by reference to any other financial, economic or other measure or instrument including the occurrence or non-occurrence of any other event or circumstance, or any combination of the above.

(5)	Units may consist of one or more warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination thereof.

Prospectus

Debt Securities
Warrants
Units
Purchase Contracts

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated November 21, 2008

ABOUT THIS PROSPECTUS

     This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in the prospectus in one or more offerings.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or more than one prospectus supplements, together with one or more pricing supplements, index supplements, underlying supplements, product supplements and/or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

     Following the initial distribution of an offering of securities, J.P. Morgan Securities Inc. and other affiliates of ours and, if applicable, other third-party broker dealers may offer and sell those securities in the course of their businesses as broker dealers. J.P. Morgan Securities Inc. and other affiliates of ours and, if applicable, other third-party broker dealers may act as principal or agent in these transactions. This prospectus and the accompanying prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of JPMorgan Chase & Co. since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

i

     In this prospectus, the “Company,” “we,” “us” and “our” refer to JPMorgan Chase & Co. and not any of its subsidiaries, except where the context otherwise requires or as otherwise indicated.

ii

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-732-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at http://www.sec.gov. You can find information we have filed with the SEC by reference to file number 001-05805. In addition, you may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (in each case, other than those documents or the portions of those documents not deemed to be filed) until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) our Annual Report on Form 10-K for the year ended December 31, 2007;

     (b) our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, June 30, 2008 and September 30, 2008;

     (c) our Current Reports on Form 8-K filed on January 2, 2008, January 8, 2008, January 9, 2008, January 11, 2008, January 14, 2008, January 15, 2008, January 16, 2008 (two 8-Ks), January 22, 2008 (two 8-Ks), January 23, 2008, January 24, 2008, January 25, 2008, January 28, 2008, January 29, 2008, January 30, 2008, January 31, 2008 (two 8-Ks), February 1, 2008, February 4, 2008, February 5, 2008, February 6, 2008, February 7, 2008, February 8, 2008, February 11, 2008, February 12, 2008, February 14, 2008, February 15, 2008, February 19, 2008, February 20, 2008, February 21, 2008, February 25, 2008, February 26, 2008, February 27, 2008, February 28, 2008, February 29, 2008 (two 8-Ks), March 3, 2008, March 4, 2008 (only with respect to the 8-K filed solely pursuant to Item 9.01), March 6, 2008, March 10, 2008, March 11, 2008 (two 8-Ks), March 12, 2008, March 13, 2008, March 14, 2008 (two 8-Ks), March 17, 2008, March 18, 2008 (two 8-Ks), March 19, 2008, March 20, 2008, March 21, 2008, March 24, 2008 (two 8-Ks), March 25, 2008, March 27, 2008, March 28, 2008 (three 8-Ks), March 31, 2008 (two 8-Ks), April 1, 2008, April 4, 2008, April 7, 2008, April 8, 2008, April 11, 2008, April 14, 2008, April 15, 2008, April 16, 2008 (two 8-Ks), April 17, 2008 (only with respect to the 8-K filed solely pursuant to Item 9.01), April 21, 2008, April 22, 2008, April 23, 2008 (two 8-Ks), April 24, 2008 (two 8-Ks), April 25, 2008 (two 8-Ks),

April 28, 2008, April 29, 2008, May 1, 2008, May 6, 2008 (three 8-Ks, with one filed on Form 8-K/A), May 7, 2008 (two 8-Ks), May 8, 2008 (two 8-Ks), May 9, 2008, May 13, 2008 (only with respect to the 8-K filed solely pursuant to Item 8.01 and the 8-K filed solely pursuant to Item 9.01), May 16, 2008 (two 8-Ks), May 19, 2008, May 20, 2008, May 21, 2008 (two 8-Ks), May 22, 2008, May 23, 2008 (two 8-Ks), May 28, 2008, May 29, 2008 (two 8-Ks), May 30, 2008 (two 8-Ks), June 2, 2008, June 3, 2008, June 5, 2008 (three 8-Ks), June 6, 2008 (two 8-Ks, with one filed on Form 8-K/A), June 10, 2008, June 12, 2008 (two 8-Ks), June 13, 2008, June 16, 2008, June 17, 2008 (two 8-Ks), June 19, 2008, June 20, 2008 (two 8-Ks), June 23, 2008 (two 8-Ks), June 26, 2008 (two 8-Ks), June 27, 2008 (two 8-Ks), June 30, 2008 (two 8-Ks, with one filed on Form 8-K/A), July 1, 2008, July 7, 2008, July 8, 2008, July 11, 2008 (two 8-Ks), July 15, 2008 (two 8-Ks), July 16, 2008 (two 8-Ks), July 17, 2008 (three 8-Ks), July 22, 2008 (two 8-Ks), July 24, 2008, July 25, 2008 (three 8-Ks), July 28, 2008, July 29, 2008 (two 8-Ks), July 30, 2008 (two 8-Ks), July 31 2008, August 1, 2008, August 4, 2008, August 5, 2008, August 6, 2008, August 12, 2008 (two 8-Ks), August 14, 2008 (two 8-Ks), August 18, 2008, August 19, 2008 (two 8-Ks), August 20, 2008, August 21, 2008 (two 8-Ks), August 25, 2008, August 26, 2008 (two 8-Ks), August 27, 2008, August 28, 2008 (two 8-Ks), August 29, 2008, September 3, 2008, September 5, 2008, September 9, 2008 (three 8-Ks), September 10, 2008, September 11, 2008, September 12, 2008, September 15, 2008 (two 8-Ks), September 17, 2008 (filed on Form 8K/A), September 19, 2008, September 23, 2008 (two 8-Ks), September 24, 2008, September 25, 2008, September 26, 2008, September 29, 2008 (two 8-Ks), September 30, 2008, October 2, 2008, October 3, 2008, October 6, 2008, October 7, 2008, October 9, 2008, October 10, 2008, October 15, 2008 (two 8-Ks), October 17, 2008 (two 8-Ks), October 20, 2008 (three 8-Ks), October 22, 2008 (two 8-Ks), October 23, 2008, October 27, 2008, October 28, 2008 (two 8-Ks), October 30, 2008, October 31, 2008, November 4, 2008, November 7, 2008 (only with respect to the 8-K filed solely pursuant to Item 9.01), November 12, 2008 (only with respect to the 8-K filed solely pursuant to Item 9.01), November 17, 2008, November 19, 2008 and November 20, 2008.

     You may request, at no cost to you, a copy of these documents by writing or telephoning us at: Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017-2070 (Telephone: (212) 270-4040).

JPMORGAN CHASE & CO.

     As used in this section, “we,” “us” and “our” refer to JPMorgan Chase & Co. and its subsidiaries, unless the context otherwise requires.

     JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”), a financial holding company incorporated under Delaware law in 1968, is a leading global financial services firm and one of the largest banking institutions in the United States of America (“U.S.”), with $2.3 trillion in assets, $145.8 billion in total stockholders’ equity and operations in more than 60 countries as of September 30, 2008. The Firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing and asset management. Under the JPMorgan and Chase brands, the Firm serves millions of customers in the U.S. and many of the world’s most prominent corporate, institutional and government clients.

     JPMorgan Chase’s principal bank subsidiaries are JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank, N.A.”), a national banking association with branches in 24 states; and Chase Bank USA, National Association (“Chase Bank USA, N.A.”), a national bank that is the Firm’s credit card issuing bank. JPMorgan Chase’s principal nonbank subsidiaries are J.P. Morgan Securities Inc. and Bear, Stearns & Co., Inc. (“Bear Stearns & Co.”), the Firm’s U.S. investment banking firms. The Firm merged J.P. Morgan Securities Inc. with and into Bear Stearns & Co. and changed the name of the surviving corporation to J.P. Morgan Securities Inc.

     Effective May 30, 2008, BSC Merger Corporation, a wholly-owned subsidiary of JPMorgan Chase, merged with The Bear Stearns Companies Inc. (“Bear Stearns”) pursuant to the Agreement and Plan of Merger, dated as of March 16, 2008, as amended March 24, 2008, and Bear Stearns became a wholly-owned subsidiary of JPMorgan Chase (the “Merger”). The total purchase price to complete the Merger was $1.5 billion.

     On September 25, 2008, JPMorgan Chase acquired the banking operations of Washington Mutual Bank (“Washington Mutual”) from the Federal Deposit Insurance Corporation for $1.9 billion through a purchase of substantially all of the assets and assumption of specified liabilities of Washington Mutual.

     The principal executive office of JPMorgan Chase is located at 270 Park Avenue, New York, New York 10017-2070, U.S.A. and its telephone number is (212) 270-6000.

Principal Activities

     Investment Bank

     JPMorgan is one of the world’s leading investment banks, with deep client relationships and broad product capabilities. The Investment Bank’s (“IB”) clients are corporations, financial institutions, governments and institutional investors. The Firm offers a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, market-making in cash securities and derivative instruments, prime brokerage and research. The IB also commits the Firm’s own capital to proprietary investing and trading activities.

     Retail Financial Services

     Retail Financial Services (“RFS”), which includes the Regional Banking, Mortgage Banking and Auto Finance reporting segments serves consumers and businesses through bank branches, ATMs, online banking and telephone banking.

     Card Services

     Card Services (“CS”) is one of the largest issuers of credit cards in the United States. With hundreds of partnerships, CS has a market leadership position in building loyalty programs with many of the world’s most respected brands.

     Chase Paymentech Solutions, LLC, a joint venture between JPMorgan Chase and First Data Corporation, is a processor of MasterCard® and Visa® payments, which handled more than 10 billion transactions in the six months ended June 30, 2008. On May 27, 2008, the termination of Chase Paymentech Solutions, LLC, was announced. The dissolution was completed on November 1, 2008 and JPMorgan Chase retained approximately 51% of the business under the Chase Paymentech name.

     Commercial Banking

     Commercial Banking (“CB”) serves a variety of corporations, municipalities, financial institutions and not-for-profit entities. CB delivers extensive industry knowledge, local expertise and a dedicated service model. In partnership with JPMorgan Chase’s other businesses, CB provides comprehensive solutions including lending, treasury services, investment banking and asset management to meet its clients’ U.S. and international financial needs.

     Treasury & Securities Services

     Treasury & Securities Services (“TSS”) is a global leader in providing transaction, investment and information services. TSS is one of the largest cash management providers in the world and a leading global custodian. Treasury Services (“TS”) provides cash management, trade, wholesale card and liquidity products to small and midsized companies, multinational corporations, financial institutions and government entities. TS partners with the Commercial Banking, Retail Financial Services and Asset Management businesses to serve clients firmwide. As a result, certain TS revenues are included in other segments’ results. Worldwide Securities Services (“WSS”) holds, values, clears and services securities, cash and alternative investments for investors and broker-dealers, and manages depositary receipt programs globally.

     Asset Management

     Asset Management (“AM”) is a global leader in investment and wealth management. AM clients include institutions, retail investors and high-net-worth individuals in every major market throughout the world. AM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity, including both money market instruments and bank deposits. AM also provides trust and estate and banking services to high-net-worth clients, and retirement services for corporations and individuals. The majority of AM’s client assets are in actively managed portfolios.

     Corporate

     The Corporate sector is comprised of Private Equity, Treasury, corporate staff units and expense that is centrally managed. Private Equity includes JPMorgan Partners and ONE Equity Partners businesses. Treasury manages capital, liquidity, interest rate and foreign exchange risk and the investment portfolio for JPMorgan Chase. The corporate staff units include Central Technology and Operations, Internal Audit, Executive Office, Finance, Human Resources, Marketing & Communications, Legal & Compliance, Corporate Real Estate and General Services, Risk Management and Strategy & Development. Other centrally managed expense includes the JPMorgan Chase’s occupancy and pension-related expenses, net of allocations to the business.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

	Nine Months Ended September 30,	Year Ended December 31,
	2008	2007	2006	2005	2004(1)	2003(1)

Excluding Interest on Deposits	1.30	1.95	1.93	1.75	1.65	2.27
Including Interest on Deposits	1.17	1.50	1.52	1.46	1.44	1.87

(1)	The 2004 ratio includes six months of the combined firm’s results after the consummation of our merger with Bank One Corporation and six months of heritage JPMorgan Chase results. The 2003 ratio reflects the results of heritage JPMorgan Chase only.

     For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

USE OF PROCEEDS

     We will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, in connection with hedging our obligations under the securities, or for any other purpose described in the applicable prospectus supplement. General corporate purposes may include additions to working capital, repayment of debt, investments in or extensions of credit to our subsidiaries, or redemptions or repurchases of our stock. We may temporarily invest the net proceeds or use them to repay short term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

General

     The following description of the terms of the debt securities contains certain general terms that may apply to the debt securities. The specific terms of any debt securities will be described in one or more prospectus supplements relating to those debt securities.

     The debt securities will be issued under an Indenture dated May 25, 2001, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee, as may be supplemented from time to time (the “Indenture”).

     We have summarized below the material provisions of the Indenture and the debt securities issued under the Indenture, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

     The debt securities will be our direct, unsecured general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt.

     The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it. The Indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 2.03) The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue.

     We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as our creditors from such distribution) is junior to creditors of that subsidiary. Claims of creditors of our subsidiaries include:

  substantial amounts of long term debt;

  deposit liabilities;

  federal funds purchased;

  securities sold under repurchase agreements; and

  short term borrowings.

     In addition, various statutes and regulations restrict some of our subsidiaries from paying dividends or making loans or advances to us. These restrictions could prevent those subsidiaries from paying the cash to us that we need in order to pay you. These restrictions include:

  the net capital requirements under the Securities Exchange Act of 1934, as amended, and the rules of some exchanges and other regulatory bodies, which apply to J.P. Morgan Securities Inc. and other broker-dealer affiliates, and banking regulations, which apply to JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and other of our banking subsidiaries.

     We may issue debt securities from time to time in one or more series. (Section 2.03) The debt securities may be denominated and payable in U.S. dollars or foreign currencies. (Section 2.03) We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, interest rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of units issued by us, as described in “—Description of Units” below. All references in this prospectus, or any prospectus supplement to other amounts will include premium, if any, other cash amounts payable under the Indenture, if any, and the delivery of securities or baskets of securities under the terms of the debt securities.

     The debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

     The prospectus supplement relating to a particular series of debt securities being offered will specify the particular terms of, and other information relating to, those debt securities.

     Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The applicable prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

     Holders may present debt securities for exchange or transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the Indenture. (Section 2.08)

     Holders may transfer debt securities in definitive bearer form and the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See “Forms of Securities.”

     We will generally have no obligation to repurchase, redeem, or change the terms of the debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Events of Default and Waivers

     An “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

  default for 30 days in the payment of interest on any debt securities of that series;

  default in payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

  failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

  certain events of our bankruptcy, insolvency or reorganization, whether voluntary or involuntary; and

  any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

     If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indentures to the Indenture or form of security, with respect to one or more series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of our bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

     An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

     The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities. (Section 6.02(d))

     No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action. (Section 5.06)

     The Indenture requires us to file annually with the trustee a written statement of no default, or specifying any default that exists. (Section 3.05)

Discharge, Defeasance and Covenant Defeasance

     Discharge of Indenture. The Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

  we have paid the principal, interest or other amounts payable under the debt securities of such series;

  we have delivered to the trustee for cancellation all debt securities of such series; or

  the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and we have irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts. (Section 10.01)

     The trustee, on our demand accompanied by an officers’ certificate and an opinion of counsel and at our cost and expense, will execute proper instruments acknowledging such satisfaction of and discharging the Indenture with respect to such series.

     Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance”.

     We may be released with respect to any outstanding series of debt securities from the obligations imposed by Article 9 of the Indenture, which contains the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an Event of Default. Discharge under these procedures is called “covenant defeasance”.

     Defeasance or covenant defeasance may be effected only if, among other things:

  we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

  we deliver to the trustee an opinion of counsel to the effect that:

    the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

    the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

    in the case of a defeasance, the opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

    such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound. (Section 10.01)

Modification of the Indenture

     The Indenture contains provisions permitting us and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

  change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

  reduce the principal amount of, interest on, or any other amounts due under any debt security;

  change the currency or currency unit of payment of any debt security;

  change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

  reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

  reduce any amount payable upon redemption of any debt security;

  impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security; or

  reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section 8.02)

     The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes which do not affect any outstanding series of debt security, and for certain other purposes. (Section 8.01)

Consolidations, Mergers and Sales of Assets

     We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless:

  either we are the continuing corporation or the successor corporation is a United States corporation which expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Section 9.01)

     There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of JPMorgan Chase & Co. or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of JPMorgan Chase & Co. or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

Concerning the Trustee, Paying Agent, Registrar and Transfer Agent

     Our subsidiaries and we have a wide range of banking relationships with the Deutsche Bank Trust Company Americas. The Bank of New York Mellon will be the paying agent, registrar and transfer agent for debt securities issued under the Indenture.

     Debt Securities in Foreign Currencies

     Whenever the Indenture provides for an action by, or the determination of, any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine (Section 11.11.)

     Governing Law and Judgments

     The debt securities will be governed by and interpreted under the laws of the State of New York. (Section 11.08) In an action involving debt securities denominated in a currency other than U.S. dollars, it is likely that any judgment granted by a U.S. court would be made only in U.S. dollars. However, a New York court should enter a judgment in the denominated currency. Such judgment should then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment.

DESCRIPTION OF WARRANTS

Offered Warrants

     We may issue warrants that are debt warrants, index warrants, currency warrants, interest rate warrants or universal warrants. We may offer any of these warrants separately or together with one or more other types of these warrants or purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us, other property or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

     Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant”.

     Index Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specific index or in the levels (or relative levels) of two or more indices or combinations of indices, which index or indices may be based on one or more stocks, bonds or other securities or securities based contracts or swaps, one or more interest rates, one or more currencies or currency units, one or more commodities or one or more of any other type of asset or property described in the prospectus supplement, or any combination of the foregoing. We refer to this type of warrant as an “index warrant”.

     Currency Warrants. We may also issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the price or level (or relative price, level or exchange rate) of specified amounts of one or more currencies or currency units. We refer to this type of warrant as a “currency warrant”.

     Interest Rate Warrants. We may issue warrants entitling the holders thereof to receive from us, upon exercise, an amount in cash determined by reference to decreases or increases in the yield or closing price of one or more specified debt instruments or in the interest rates, interest rate swap rates, or other rates established from time to time by one or more specified financial institutions (which may include us), or any combination of the foregoing. We refer to this type of warrant as an “interest rate warrant”.

Universal Warrants. We may also issue warrants:

  to purchase or sell securities issued by us or another entity, securities based on the performance of such entity, securities based on the performance of such entity but excluding the performance of a particular subsidiary or subsidiaries of such entity, a basket of securities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, or any combination of the above;

  to purchase or sell commodities;

  to purchase or sell any other assets or property; or

  in such other form as shall be specified in the applicable prospectus supplement.

     We refer to the property in the above clauses as “warrant property.” We refer to this type of warrant as a “universal warrant.” We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or the cash value of the securities or commodities, as described in the applicable prospectus supplement.

     The prospectus supplement relating to the warrants being offered will specify the particular terms of, and other information relating to, those warrants.

Significant Provisions of the Warrant Agreements

     We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summarizes the significant provisions of the warrant agreements and the warrants and is not intended to be comprehensive. Holders of the warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants. In addition, we will describe the specific terms that will apply to the warrants in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the warrants described in the following section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

     Modifications without Consent of Warrantholders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

  cure any ambiguity,

  cure, correct or supplement any defective or inconsistent provision, or amend the terms in any other manner which will not adversely affect the interests of the affected holders in any material respect.

     Modifications with Consent of Warrantholders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreement. However, we and the warrant agent may not, without the consent of each affected warrantholder:

  change the exercise price of the warrants;

  reduce the amount receivable upon exercise, cancellation or expiration of the warrants other than in accordance with adjustment provisions included in the terms of the warrants;

  shorten the period of time during which the warrants may be exercised;

  materially and adversely affect the rights of the owners of the warrants; or

  reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

     Merger, Consolidation, Sale or Other Disposition. If at any time there will be a merger or consolidation by us or a transfer of substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under each of those warrant agreements and the warrants issued under those warrant agreements. See “Description of Debt Securities—Consolidations, Mergers and Sales of Assets.”

     Enforceability of Rights of Warrantholders. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. Prior to exercise, no holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property that may be purchased upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the Indenture or any other similar agreement.

     Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request. See “Forms of Securities—Global Securities” for information regarding warrants in global form.

     New York Law to Govern. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

General

     Units will consist of any combination of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or any other property (which we refer collectively as the “unit property”). The units or units property may impose obligations on the holder, which may be secured by other items of unit property or other assets or security. The applicable prospectus supplement will also describe:

  the designation and the terms of the units and unit property may be traded separately or as other kinds of units;

  whether holders of the units will be required to pledge any items to secure performance thereof, such as described in “—Description of Purchase Contracts—Purchase Contracts Issued as Part of Units—Pledge by Purchase Contract Holders to Secure Performance” below;

  any additional terms of the applicable unit agreement;

  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the unit property constituting the units; and

  any applicable United States federal income tax consequences.

     The terms and conditions described under “—Description of Debt Securities,” “—Description of Warrants,” “—Description of Purchase Contracts,” and those described below, under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any unit property consisting of warrants, purchase contracts, debt securities issued by us, debt obligations or other securities of an entity affiliated or not affiliated with us or other property, as applicable, unless otherwise specified in the applicable prospectus supplement.

Significant Provisions of the Unit Agreement

     We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement for the units. The forms of unit agreements are filed as exhibits to the registration statement. The following summarizes the significant provisions of the unit agreements and the units and is not intended to be comprehensive. Holders of the units should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the units. In addition, we will describe the specific terms that will apply to the units in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the units described in the following section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

     Remedies. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. Any holder of units or interests in those units may, without the consent of the unit agent or any other holder or beneficial owner of units, enforce by appropriate legal action, on its own behalf, its rights under the unit agreement. However, the holders of units or interests in those units may only enforce their rights under the unit property underlying those units and the applicable purchase contract agreement in accordance with the terms of the Indenture, the applicable warrant agreement and the applicable purchase contract agreement.

Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit:

  consents to and agrees to be bound by the terms of the unit agreement;

  appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest and to otherwise deal with that owner’s property included in the unit; and

  irrevocably agrees to be a party to, and be bound by, the terms of any purchase contract included in the unit in which that owner has an interest.

     Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

     Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

  in the case of an event of default under any debt securities included in the units or the Indenture the procedures, including notice to us and the trustee, described in the indenture have been complied with; and

  in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts:

    owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

    the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

    the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

     If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right and to exercise such rights with respect to that owner’s property included in the unit as are specified in the prospectus supplement. Purchase contract property is defined under “—Description of Purchase Contracts” below.

     Modification Without Consent of Holders. We and the unit agent may amend or supplement the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

  evidence the assumption by a successor of our covenants;

  evidence the acceptance of appointment by a successor agent or collateral agent;

  add covenants for the protection of the holders of the units;

  comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, or any other relevant laws;

  cure any ambiguity; to correct or supplement any defective or inconsistent provision; or

  amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders of units in any material respect.

     Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected may modify or amend the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make the following first three modifications without the consent of the holder of each outstanding purchase contract included in units and may not make the following last two modifications without the consent of the holder of each outstanding unit affected by the modification that:

  impair the right to institute suit for the enforcement of any purchase contract;

  materially and adversely affect the holders’ rights and obligations under any purchase contract;

  reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

  materially and adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

  reduce the percentage of outstanding units the consent of whose owners is required to consent to a modification or amendment of the unit agreement (other than the terms related to the first three clauses above).

     Modifications of any debt securities issued pursuant to the Indenture and included in units may only be made in accordance with the Indenture, as described under “—Description of Debt Securities—Modification of the Indenture” Modifications of any warrants included in units may only be made in accordance with the terms of the applicable warrant agreement as described under “—Description of Warrants—Significant Provisions of the Warrant Agreement.”

     Merger, Consolidation, Sale or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell or convey all or substantially all of our assets to any person unless:

  we will be the continuing corporation; or

  the successor corporation or person that acquires all or substantially all of our assets:

  will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia;

  will expressly assume all of our obligations under the unit agreement; and

  immediately after the merger, consolidation, sale or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

     Replacement of Unit Certificates. We will replace any mutilated certificate evidencing a definitive unit at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units evidenced by that certificate before a replacement will be issued.

     Title. We, the unit agent, the trustee, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

     New York Law to Govern. The unit agreement and the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more items of unit property for the purchase or sale of, or settlement in cash based on the value of:

  securities issued by us or by an entity affiliated or not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

  currencies;

  commodities; or

  other property.

     We refer to this property in the above clauses as “purchase contract property.”

     Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on a specified date or dates, the purchase contract property at a specified price or prices, or cash in lieu of such purchase contract property, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Purchase Contracts Issued as Part of Units

     Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See “—Description of Units—Significant Provisions of the Unit Agreement.” The accompanying prospectus supplement will specify the following:

  whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

  whether and when a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date;

  the methods by which the holders may purchase or sell the purchase contract property;

  any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract;

  whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security, warrant or other security included in that unit; and

  any applicable United States federal income tax consequences.

     Holders of the purchase contracts should review the detailed provisions of the relevant unit agreement for a full description and for other information regarding the purchase contracts. In addition, we will describe the specific terms that will apply to the purchase contracts in an accompanying prospectus supplement, which will supplement and, if applicable, may modify or replace the general terms of the purchase contracts described in the following section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control.

     Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities or debt obligations as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities or debt obligations in satisfaction of the holders obligations under the related purchase contract as specified in the prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security or debt obligation that is part of the unit, that debt security or debt obligation will remain outstanding, if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or debt obligation or an interest in the relevant global debt security.

     Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will assign and pledge the items in the following sentence, which we refer to as the “pledge,” to JPMorgan Chase Bank, National Association, in its capacity as collateral agent, for our benefit. Except as otherwise described in the applicable prospectus supplement, the pledge is a security interest in, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

  all or any portion of the debt securities, debt obligations or other securities that are, or become, part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items”;

  all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

  all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two immediately preceding clauses above; and

  all powers and rights owned or thereafter acquired under or with respect to the pledged items.

     The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. Except as otherwise described in the applicable prospectus supplement, the collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. If the terms of the unit so provide, we will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

     Property Held in Trust by Unit Agent. If a holder fails to settle its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. The unit agent or JPMorgan Chase & Co. may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

FORMS OF SECURITIES

     Each debt security, warrant, purchase contract and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either (1) in registered form, where our obligation runs to the holder of the security named on the face of the security or, if a registry is kept, the registered owner of the note in the registry, or (2) subject to the limitations explained below under “—Limitations on Issuance of Bearer Securities and Bearer Debt Warrants,” in bearer form, where our obligation runs to the bearer of the security. Definitive securities name you or your nominee as the owner of the security (other than definitive bearer securities, which the holder thereof will be the owner), and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Registered global securities name a depositary or its nominee as the owner of the debt securities, warrants, units or purchase contracts represented by these global securities (other than global bearer securities, which the holder thereof will be the owner). The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

     Registered Global Securities. We may issue registered debt securities, warrants, units and purchase contracts in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner and holder of the securities represented by the registered global security for all purposes under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the Indenture, warrant agreement, unit agreement or purchase contract, as applicable, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, interest payments on debt securities, other amounts due under debt securities and any payments to holders with respect to warrants, units or purchase contracts, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, interest, other amounts or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the Indenture permits us at any time and in our sole discretion to decide not to have any of the securities issued under it represented by one or more registered global securities. However, The Depository Trust Company, New York, New York has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We will issue securities in definitive form in exchange for the registered global security or all the securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

     Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear system, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream,” or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Limitations on Issuance of Bearer Securities and Bearer Debt Warrants

     In compliance with United States federal income tax laws and regulations, bearer securities, including bearer securities in global form, and bearer debt warrants will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by United States Treasury regulations (“Treasury Regulations”) Section 1.163 -5(c)(2)(i)(D). Any underwriters, agents or dealers participating in the offerings of bearer securities or bearer debt warrants, directly or indirectly, must agree that:

  they will not, in connection with the original issuance of any bearer securities or during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7), which we refer to as the “restricted period,” offer, sell, resell or deliver, directly or indirectly, any bearer securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above, and they will not, at any time, offer, sell, resell or deliver, directly or indirectly, any bearer debt warrants in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations.

     In addition, any underwriters, agents or dealers must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer securities or bearer debt warrants are aware of the above restrictions on the offering, sale, resale or delivery of bearer securities or bearer debt warrants.

     Bearer securities, other than temporary global debt securities and bearer securities that satisfy the requirements of Treasury Regulations Section 1.163 -5(c)(2)(i)(D)(3)(iii) and any coupons appertaining thereto will not be delivered in permanent global form or definitive bearer form, and no interest will be paid thereon, unless we have received a signed certificate in writing or an electronic certificate described in Treasury Regulations Section 1.163 -5(c)(2)(i)(D)(3)(ii), stating that on the date of that certificate the relevant interest in the bearer security:

  is owned by a person that is not a United States person;

  is owned by a United States person that (a) is a foreign branch of a United States financial institution, as defined in applicable Treasury Regulations, which we refer to as a “financial institution,” purchasing for its own account or for resale, or (b) is acquiring the bearer security through a foreign branch of a United States financial institution and who holds the bearer security through that financial institution through that date, and in either case (a) or (b) above, each of those United States financial institutions agrees, on its own behalf or through its agent, that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the Treasury Regulations thereunder; or

  is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, whether or not also described in the first or second clause above, the financial institution certifies that it has not acquired the bearer security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

     We will not issue bearer debt warrants in definitive form.

     We will make payments on bearer securities and bearer debt warrants only outside the United States and its possessions except as permitted by the Treasury Regulations.

     Bearer securities, other than temporary global securities, and any coupons or talons issued with bearer securities will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gains treatment with respect to any gain realized on the sale, exchange or redemption of that bearer security or coupon.

     As used in this section, the term “bearer securities” includes bearer securities that are part of units and the term “bearer debt warrants” includes bearer debt warrants that are part of units. As used herein, the term “United States person” means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, or any state of the United States or the District of Columbia, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. As used herein, “United States” means the United States of America (including the states thereof and the District of Columbia) and “its possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

     The prospectus supplement relating to bearer debt warrants will describe any limitations on the offer, sale, delivery and exercise of the bearer debt warrants.

Form of Securities Included in Units

     The form of any warrant included in a unit will correspond to the form of the unit and of any other security included in that unit.

PLAN OF DISTRIBUTION

We may sell the debt securities, warrants, units or purchase contracts:

  through agents;

  through underwriters;

  through dealers; and

  directly to purchasers, any of whom may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If we offer and sell securities through an agent, that agent will be named, and any commissions payable to that agent by us, will be set forth in the prospectus supplement. Any agent will be acting on a best efforts basis. An agent may be deemed to be an underwriter under the federal securities laws.

     If underwriters are used in the sale of the securities, we will sign an underwriting agreement with them. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the securities if any are purchased. Underwriters will buy the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. The name of the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement. The underwriters named in the prospectus supplement will be the only underwriters for the securities offered by that prospectus supplement.

     If a dealer is utilized in the sale of securities, we will sell those securities to the dealer, as principal or as agent for its customers. The dealer may resell those securities to the public at varying prices to be determined by the dealer at the time of resale. A dealer may be deemed to be an underwriter of those securities under the federal securities laws. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

     Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent — in each case, less other expenses attributable to issuance and distribution.

     In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any overallotment option. The underwriters can close out a covered short sale by exercising the overallotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the overallotment option. The underwriters may also sell these securities or any other securities in excess of the overallotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     We may agree to indemnify agents, underwriters, or dealers against certain liabilities, including liabilities under the securities laws, or to contribute to payments that agents, underwriters, or dealers may be required to make. Agents, underwriters and dealers may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     We may directly solicit offers to purchase securities, and we may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the securities laws. The terms of any such sales will be described in the prospectus supplement.

     We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

     We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

     If so indicated in the applicable prospectus supplement, one or more firms, including J.P. Morgan Securities Inc., which we refer to as “remarketing firms,” may also offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms may act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repurchase pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     We may authorize agents, underwriters, and dealers to solicit offers by certain institutions to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future and on terms described in the prospectus supplement. These contracts will be subject to only those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers. Institutions with whom delayed delivery contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but shall in all cases be institutions which we have approved.

     These contracts will be subject only to the conditions that:

  the underwriters purchase the securities at the time of the contract; and

  the purchase is not prohibited under the laws of any jurisdiction in the United States to which the purchase is subject.

     We will pay a commission, as indicated in the prospectus supplement, to agents and dealers soliciting purchases of securities pursuant to delayed delivery contracts that we have accepted.

     This prospectus and related prospectus supplement may be used by direct or indirect wholly owned subsidiaries of ours, including J.P. Morgan Securities Inc., in connection with offers and sales related to secondary market transactions in the securities. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

     The offer and sale of the securities by an affiliate of ours will comply with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, or FINRA, regarding the distribution of securities of an affiliate. Following the initial distribution of any of the securities, our affiliates may offer and sell these securities in the course of their business as broker dealers. Our affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market making activities at any time without notice.

     Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

     Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

EXPERTS

     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to JPMorgan Chase’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and the related financial statement schedule of The Bear Stearns Companies Inc. (“Bear Stearns”), incorporated herein by reference from JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, as amended by JPMorgan Chase’s Current Report on Form 8-K/A filed May 6, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express unqualified opinions on the consolidated financial statements and the financial statement schedule and include explanatory paragraphs referring to substantial doubt about Bear Stearns’ ability to continue as a going concern, and the adoption of Statement of Financial Accounting Standards No. 155, “Accounting for Certain Hybrid Instruments, an amendment of FASB Statements No. 133 and 140” and Statement of Financial Accounting Standards No. 157, “Fair Value Measurements”). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information of Bear Stearns for the three-month periods ended February 29, 2008 and February 28, 2007, which is incorporated herein by reference from JPMorgan Chase’s Current Report on Form 8-K dated April 16, 2008, as amended by JPMorgan Chase’s Current Report on Form 8-K/A filed May 6, 2008, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

LEGAL OPINIONS

     The validity of the securities will be passed upon for us by Simpson Thacher & Bartlett LLP. Davis Polk & Wardwell will pass upon certain legal matters relating to these securities for the underwriters. Each of Simpson Thacher & Bartlett LLP and Davis Polk & Wardwell has in the past represented JPMorgan Chase & Co. and its affiliates, and continues to represent JPMorgan Chase & Co. and its affiliates, on a regular basis and in a variety of matters.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of its business, the Company may be a Party in Interest with respect to many Plans. Where the Company is a Party in Interest with respect to a Plan (either directly or by reason of its ownership interests in its directly or indirectly owned subsidiaries), the purchase and holding of the securities by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption.

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

     Accordingly, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the securities will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Unless the applicable prospectus supplement explicitly provides otherwise, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding of the securities that (a) its purchase and holding of the securities is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the securities will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the securities shall be required to represent (and deemed to have represented by its purchase of the securities) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     Purchasers and holders of the securities have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any securities to any Plan is in no respect a representation by the Company or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

     Please consult the applicable prospectus supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Estimated expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

Amount to be Paid
Securities and Exchange Commission registration fee	$ #
Legal fees and expenses	$ 50,000*
Financial Industry National Regulatory Authority filing fee	75,500†
Accounting fees and expenses	200,000*
Trustees fees and expenses (including counsel fees)	100,000*
Rating agency fees	100,000*
Printing expenses	100,000*
Miscellaneous	50,000*

TOTAL	$675,500*

#   Deferred in reliance upon Rule 456(b) and 457(r).

*   Estimated

†   Assumes maximum fee payable under NASD rules and regulations

Item 15. Indemnification of Directors and Officers

     Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

     The certificate of incorporation of JPMorgan Chase & Co. (“JPMorgan Chase”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

     JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

     In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action but excluding, unless consented to by JPMorgan Chase, any action, suit or proceeding, or part thereof, brought by such person against JPMorgan Chase or any of its affiliates) by reason of the fact that such person is or was serving as a director, officer or employee of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan).

     The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified for expenses in connection with the final disposition of a proceeding in advance of actually incurring such expenses. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive. JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer or employee of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

     The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL, the certificate of incorporation and the by-laws of JPMorgan Chase.

Item 16. Exhibits

     The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 21, 2008.

JPMORGAN CHASE & CO. (Registrant)

By: /s/ ANTHONY J. HORAN
Name: Anthony J. Horan
Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     OFFICERS AND DIRECTORS OF JPMORGAN CHASE & CO.

SIGNATURE	TITLE	DATE

*	Director, Chairman and Chief Executive	November 21, 2008
Officer (Principal Executive Officer)
James Dimon

*	Director	November 21, 2008

Crandall C. Bowles

*	Director	November 21, 2008

Stephen B. Burke

*	Director	November 21, 2008

David M. Cote

*	Director	November 21, 2008

James S. Crown

*	Director	November 21, 2008

Ellen V. Futter

*	Director	November 21, 2008

William H. Gray, III

*	Director	November 21, 2008

Laban P. Jackson, Jr.

*	Director	November 21, 2008

David C. Novak

*	Director	November 21, 2008

Lee R. Raymond

*	Director	November 21, 2008

William C. Weldon

*	Executive Vice President and Chief	November 21, 2008
Financial Officer (Principal Financial
Michael J. Cavanagh	Officer)

*	Managing Director and Controller	November 21, 2008
(Principal Accounting Officer)
Louis Rauchenberger

*	Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on November 21, 2008 pursuant to a power of attorney filed as an exhibit to this registration statement.

By: /s/ ANTHONY J. HORAN
Anthony J. Horan, Secretary

Exhibit Index

Exhibit Number	Document Description

1(a)(1)

Underwriting Agreement Standard Provisions (including form of Delayed Delivery Contract) dated as of June 12, 2001 (incorporated by reference to Exhibit 1(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

1(a)(2)	Master Agency Agreement dated as of December 1, 2005 (incorporated by reference to Exhibit 1(a)(2) to the Registration Statement on Form S-3 (File No. 333-130051) of the Registrant)

1(a)(3)*	Addendum to Master Agency Agreement dated as of October 12, 2006, between JPMorgan Chase & Co. and the Agents party thereto.

1(a)(4)*	Master Addendum To Master Agency Agreement and Calculation Agent Agreement each dated December 1, 2005, dated as of February 4, 2008 between JPMorgan Chase & Co. and the Agents party thereto.

1(a)(5)*

Amendment No. 1 to Master Agency Agreement dated as of November 21, 2008, to the Master Agency Agreement dated as of December 1, 2005 (as amended) between JPMorgan Chase & Co. and the Agents party thereto.

4(a)(1)

Indenture, dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(a)(2)

First Supplemental Indenture, dated as of April 9, 2008 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of the Registrant)

4(b)(1)	Form of Fixed Rate Note (incorporated by reference to Exhibit 4(b)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(2)	Form of Floating Rate Note (incorporated by reference to Exhibit 4(b)(2) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(3)	Form of Permanent Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(3) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(4)	Form of Temporary Global Fixed Rate Bearer Note (incorporated by reference to Exhibit 4(b)(4) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(5)	Form of Permanent Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(5) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(b)(6)	Form of Temporary Global Floating Rate Bearer Note (incorporated by reference to Exhibit 4(b)(6) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(c)	Form of Debt Warrant Agreement (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

Exhibit Number	Document Description

4(d)

Forms of Debt Warrant Certificates (included as Exhibits A and B to form of Debt Warrant Agreement) (incorporated by reference to Exhibit 4(d) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(e)	Form of Index Warrant Agreement (incorporated by reference to Exhibit 4(e) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(f)

Forms of Index Warrant Certificates (included as Exhibits A and A-1 to form of Index Warrant Agreement) (incorporated by reference to Exhibit 4(f) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(g)	Form of Currency Warrant Agreement (incorporated by reference to Exhibit 4(g) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(h)

Forms of Currency Warrant Certificates (included as Exhibits A and A-1 to form of Currency Warrant Agreement) (incorporated by reference to Exhibit 4(h) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(i)	Form of Interest Rate Warrant Agreement (incorporated by reference to Exhibit 4(i) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(j)

Forms of Interest Rate Warrant Certificates (included as Exhibits A and A-1 to form of Interest Rate Warrant Agreement) (incorporated by reference to Exhibit 4(j) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(k)	Form of Universal Warrant Agreement (incorporated by reference to Exhibit 4(k) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(1)

Forms of Universal Warrant Certificates (included as Exhibits A and B to form of Universal Warrant Agreement) (incorporated by reference to Exhibit 4(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(m)	Form of Unit Agreement (incorporated by reference to Exhibit 4(m) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(n)

Form of Unit Certificate (included as Exhibit A to form of Unit Agreement) (incorporated by reference to Exhibit 4(n) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of the Registrant)

4(o)†	Form of Purchase Contract

4(p)(1)*	Calculation Agent Agreement dated as of November 21, 2008 between JP Morgan Chase & Co. and J.P. Morgan Securities Inc.

4(q)(1)*

Paying Agent, Registrar & Transfer Agent and Authenticating Agent Agreement dated as of October 2, 2006 between JP Morgan Chase & Co., Deutsche Bank Trust Company Americas and The Bank of New York Mellon (formerly, The Bank of New York).

5.1*	Opinion of Simpson Thacher & Bartlett LLP

Exhibit Number	Document Description

12.1

Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for Periods Ended December 31, 2007, 2006, 2005, 2004 and 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K (File No. 1-05805) of the Registrant for the year ended December 31, 2007)

12.2

Computation of Ratios of Earnings to Fixed Charges of JPMorgan Chase & Co. for the Period ended September 30, 2008 (incorporated by reference to Exhibit 12.1 to Current Report on Form 8-K (File No. 1-05805) of the Registrant) filed on October 15, 2008.

15.1* 23.1* 23.2* 23(b)* 24.1*

Letter re: Unaudited Interim Financial Information

Consent of PricewaterhouseCoopers LLP

Consent of Deloitte & Touche LLP

Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

Powers of Attorney of Crandall C. Bowles, Stephen B. Burke, David M. Cote, James C. Crown, James Dimon, Ellen V. Futter, William H. Gray, III, Laban P. Jackson, Jr., David C. Novak, Lee R. Raymond, William C. Weldon, Louis Rauchenberger, Michael J. Cavanagh.

25.1*

Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as Trustee.

*   Filed herewith

†   To be filed by amendment or under subsequent Current Report on Form 8-K